Exhibit: 26-(h)(2)(b): Amendment No. 1, dated as of March 28, 2000, to Participation Agreement by and among ReliaStar Life Insurance Company of New York, The Alger American Fund and Fred Alger & Company, Inc.

MARCH 28, 2000 AMENDMENT TO
PARTICIPATION AGREEMENT
AMONG
THE ALGER AMERICAN FUND,
FRED ALGER & COMPANY, INCORPORATED, AND
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

     This amendment to the Participation Agreement dated August 8, 1997 among The Alger American Fund, Fred Alger Management, Inc.

and ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers

Security Life Insurance Company) is made for the purpose of modifying Schedules A and B thereto by incorporating all of the following asset accounts to Schedule A therein:.

ReliaStar Life Insurance Company of New York --
Variable Life Separate Account I:
Select*Life New York
Variable Estate Design
Survivorship VUL of New York

ReliaStar Life Insurance Company of New York --
Variable Life Separate Account II:
Select Annuity New York

And by including all portfolios of The Alger American Fund in Schedule B, thereby making all of them available to all asset accounts listed in Schedule A, as amended, towit:
The Alger American Fund
-Alger American Balanced Portfolio
-Alger American Balanced Portfolio
-Alger American Small Capitalization Portfolio
-Alger American Growth Portfolio
-Alger American MidCap Growth Portfolio
-Alger American Leveraged AllCap Portfolio

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of this dated, March 28, 2000.

THE ALGER AMERICAN FUND

By: /s/ Gregory S. Duch
Gregory S. Duch
Treasurer

FRED ALGER MANAGEMENT, INC.

By: /s/ Gregory S. Duch
Gregory S. Duch
Executive Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ James R. Miller
Name: James R. Miller
Title: Vice President, Treasurer & Controller

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Richard R. Crowl
Name: Richard R. Crowl
Title: Senior Vice President & General Counsel